EXHIBIT 99.1

Airship AI Reports First Quarter 2025 Financial Results

First Quarter 2025 Net Revenues of $5.5 Million, Gross Profit of $2.2 Million and Gross Margin of 40%

Increased Investments In Our People And Digital Transformation Will Enable Us To Stay Resilient and Ready In A Rapidly Changing Marketplace

New Pro-U.S. Border Security Administration Provides Additional Macro Tailwinds for 2025 & Beyond

Redmond, WA – May 15, 2025– Airship AI Holdings, Inc. (NASDAQ: AISP) (“Airship AI” or the “Company”), a leader in AI-driven video, sensor, and data management surveillance solutions, today reported its financial and operational results for the first quarter ended March 31, 2025.

Q1 2025 Financial Highlights

•	Net revenues for the quarter ended March 31, 2025 were $5.5 million.

•	Gross profits for the quarter ended March 31, 2025 were $2.2 million.

•	Gross margin percentage was 40% for the quarter ended March 31, 2025. The margins reflected increased solution sales with more third-party hardware than Airship AI software.

•	Operating loss was $1.7 million for the quarter ended March 31, 2025 reflected in increased stock based compensation and increased investments in sales and marketing related expenditures which should increase future sales.

•	Other income for the quarter ended March 31, 2025 was $25.4 million, primarily due to a gain from a change in the fair value of earnout liability of $9.8 million, and a change in fair value of warrant liability of $15.5 million.

•	Net income for the quarter ended March 31, 2025 was $23.7 million, or $0.75 per basic share, primarily related to noncash income of $25.4 million.

•	Net cash used in operating activities was $2.1 million in the quarter ended March 31, 2025.

•	Cash and cash equivalents were $8.8 million as of March 31, 2025.

Q1 2025 & Subsequent Operational Highlights

•	Backlog as of March 31, 2025 was $2.0 million, representing firm fixed price contracts awarded in the fourth quarter of 2024 or first quarter of 2025 that will be shipped and invoiced through the remainder of calendar year 2025. Backlog is not indicative of future quarterly revenue as approximately 75% of quarterly revenue is transactional and recognized in the same quarter.

•	Our total validated pipeline at the end of the quarter was approximately $135 million, consisting of single and multi-year opportunities for AI-driven edge, video, and sensor and data management platform across all our customer verticals. Our pipeline includes opportunities at varying stages of progression with expected award timeframes throughout the next 18-24 months.

•	Due to the sensitive nature of many of our customers and deployment use cases, we are often restricted from publicly disclosing awards and or limited as to the specifics of the customer and use case. Consequently, most of our awards are executed on closed or restricted contract vehicles which further limits the sharing of information that might be otherwise available.

•	We grew our internal sales and sales engineering force, adding seasoned sales professionals with deep industry expertise, partner relationships, and customer knowledge that will allow us to ramp up quickly.

•	We participated in multiple customer facing tradeshows during the quarter including brand new industry wide and vertically focused shows where we had a significantly increased level of participation and or visibility as compared to historical participation.

•	As part of our transition to a partner driven sales model, we participated in several partner shows and events, including those sponsored by integrators and dealers, and those by manufacturers of hardware sensors and or solutions that we integrate with and manage for our customers.

•	We hosted our invite only government focused customer event outside Austin, TX, demonstrating and training on the latest in Airship AI developed and or supported solutions. This year’s focus was on solutions supporting challenges along the southern border and was well attended by agencies across the federal government.

•	On April 23, 2025, we entered into an At the Market Offering Agreement with Roth Capital Partners, LLC, as sales agent, pursuant to which we may, from time to time, offer and sell shares of our common stock up to a maximum of $25 million, which shares are registered on a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case, in one or more offerings, up to $50 million.

•	On March 21, 2025, our shelf registration statement on Form S-3 for the sale of up to $50 million of our securities was declared effective by the SEC.

2025 Outlook

•	30% revenue growth and positive cash flow for calendar year 2025 supported by a strong and validated pipeline of ~$135 million, improving gross profit margins, and a strong recurring revenue model.

•	Make tactical and strategic investments across our sales and business development organizations through organic cash flow from business operations and the potential cash exercise of public warrants.

•	Release new Outpost AI product offerings as well as expand custom trained AI models supporting emerging edge analytic workflows.

•	Continue innovation across our core Acropolis software platform supporting new workflows for cloud-based deployments in highly secure operational environments.

•	Develop and execute expansionary opportunities in the commercial and retail markets, particularly around those companies involved in combating organized retail crime.

•	Improve sourcing, supply chain management and production-based process efficiencies to help drive continued margin expansion.

•	Focus on brand awareness and engagement in new verticals through targeted marketing outreach opportunities, social media platforms, Airship AI hosted technology events, and industry tradeshow events.

Management Commentary

“The first quarter of 2025 was largely overshadowed by the actions of the new administration as they worked to finalize the approval and release of budgets and special appropriations,” said Paul Allen, President of Airship AI. “In the face of these headwinds, our team was able to generate solid revenues for the quarter of $5.5 million at a gross margin percentage of 40%, while increasing our investments in our people and customers.

“As we worked to successfully execute awarded contracts in our current backlog, we dedicated significant time and resources to advancing pipeline opportunities. These efforts are positioning us to move quickly once budgets are approved and released. Based on current forecasts, we anticipate meaningful activity beginning mid-second quarter, with continued growth expected through the end of Q2 and into Q3.

"Simultaneously, many of our federal customers are projecting increased funding through supplemental appropriations. This has initiated a wave of market research discussions focused on potential solutions to address emerging mission needs. We anticipate that many of these conversations will evolve into tangible opportunities extending across the current and upcoming fiscal years.

"In the commercial segment, our strategic push into new market verticals, driven by partnerships with integrators and business collaborators, has been met with strong interest. Several early wins confirm both the market’s appetite for differentiated solutions and the soundness of our strategic investment in people and partners. This validation further supports continued investment to build on our momentum and drive sustained growth.

"These collected efforts have also affirmed that we are on the right track with our digital transformation strategy, focused squarely on how AI at the far and near edge can solve for our customers’ existing and emerging threats in the public safety and security space. Building on our existing investments in the AI Factory, we expect to launch several new products in 2025, including advanced computer vision analytics powered by machine learning and a Generative AI application that will transform how customers access and interact with their data.

“Finally, amid broader macroeconomic conditions, we are closely monitoring tariff developments. As a U.S.-based software company, we do not expect these tariffs to significantly impact our core business. In areas where we provide hardware solutions, such as our Outpost AI edge appliance, we work proactively with global suppliers to maintain optimal inventory levels. This approach helps us manage costs effectively and ensure timely, competitively priced delivery of our products and services.

“The combination of our strong existing pipeline focused on leveraging existing budgets, increased business development opportunities leveraging supplemental appropriations, and the investments in people and customers already made leaves us confident in our ability to execute against our stated objectives of 30% YoY revenue growth and achieving cash flow positive operations,” concluded Mr. Allen.

About Airship AI Holdings, Inc.

Founded in 2006, Airship AI (NASDAQ: AISP) is a U.S. owned and operated technology company headquartered in Redmond, Washington. Airship AI is an AI-driven video, sensor and data management surveillance platform that improves public safety and operational efficiency for public sector and commercial customers by providing predictive analysis of events before they occur and meaningful intelligence to decision makers. Airship AI’s product suite includes Outpost AI edge hardware and software offerings, Acropolis enterprise management software stack, and Command family of visualization tools.

For more information, visit https://airship.ai.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial, performance and operational metrics and projections of market opportunity; (2) changes in the market for Airship AI’s services and technology, expansion plans and opportunities; (3) the projected technological developments of Airship AI; and (4) current and future potential commercial and customer relationships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Airship AI’s management and are not predictions of actual performance. These forward-looking statements are also subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, and the other documents that the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while it may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:

Chris Tyson/Larry Holub

MZ North America

949-491-8235

AISP@mzgroup.us

AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of March 31, 2025 and December 31, 2024

	March 31, 2025	December 31, 2024 (1)
ASSETS	Unaudited

CURRENT ASSETS:
Cash and cash equivalents	$8,812,178	$11,414,830
Accounts receivable, net of allowance for credit losses of $0	2,782,650	1,226,757
Prepaid expenses and other	67,311	17,883
Total current assets	11,662,139	12,659,470

OTHER ASSETS
Other assets	165,960	165,960
Operating lease right of use asset	1,102,967	882,024

TOTAL ASSETS	$12,931,066	$13,707,454

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable - trade	$2,179,847	$759,480
Advances from founders	700,000	1,300,000
Accrued expenses	60,551	51,649
Current portion of operating lease liability	405,916	305,178
Deferred revenue- current portion	2,948,695	3,238,483
Total current liabilities	6,295,009	5,654,790

NON-CURRENT LIABILITIES:
Operating lease liability, net of current portion	758,376	638,525
Warrant liability	18,659,435	34,180,618
Earnout liability	8,199,079	23,304,808
Deferred revenue- non-current	2,528,716	2,951,850
Total liabilities	36,440,615	66,730,591

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' DEFICIT:
Preferred stock - no par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024	-	-
Common stock - $0.0001 par value, 200,000,000 shares authorized, 31,844,471 and 30,588,413 shares issued and outstanding as of March 31, 2025 and December 31, 2024	3,182	3,056
Additional paid in capital	27,731,753	21,918,867
Accumulated deficit	(51,233,605)	(74,941,590)
Accumulated other comprehensive loss	(10,879)	(3,470)
Total stockholders' deficit	(23,509,549)	(53,023,137)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$12,931,066	$13,707,454

AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the three months ended March 31, 2025 and 2024

(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
	Unaudited	Unaudited
NET REVENUES:
Product	$4,497,240	$9,398,776
Post contract support	998,051	1,176,239
Other services	7,737	-
	5,503,028	10,575,015
COST OF NET REVENUES:
Cost of Sales	2,923,087	7,789,409
Post contract support	312,021	157,479
Other services	32,916	-
	3,268,024	7,946,888
GROSS PROFIT	2,235,004	2,628,127
RESEARCH AND DEVELOPMENT EXPENSES	719,382	695,366
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,229,979	3,335,294
TOTAL OPERATING EXPENSES	3,949,361	4,030,660
OPERATING LOSS	(1,714,357)	(1,402,533)
OTHER INCOME (EXPENSE) :
Gain (loss) from change in fair value of earnout liability	9,823,605	(21,484,850)
Gain (loss) from change in fair value of warrant liability	15,521,183	(6,847,091)
Loss from change in fair value of convertible debt	-	(2,039,377)
Loss on note conversion	-	(158,794)
Interest income (expense), net	77,554	(31,824)
Total other income (expense), net	25,422,342	(30,561,936)

INCOME (LOSS) BEFORE PROVISON FOR INCOME TAXES	23,707,985	(31,964,469)

Provision for income taxes	-	-

NET INCOME (LOSS)	23,707,985	(31,964,469)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation (loss) income, net	(7,409)	3,239

TOTAL COMPREHENSIVE INCOME (LOSS)	$23,700,576	$(31,961,230)

NET INCOME (LOSS) PER SHARE:
Basic	$0.75	$(1.40)
Diluted	$0.61	$(1.40)

Weighted average shares of common stock outstanding
Basic	31,704,117	22,898,487
Diluted	38,820,839	22,898,487

AIRSHIP AI HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2025 and 2024

(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$23,707,985	$(31,964,469)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	-	1,861
Stock-based compensation	428,286	268,989
Amortization of operating lease right of use asset	83,396	80,291
(Gain) loss from change in fair value of warrant liability	(15,521,183)	6,847,091
(Gain) loss from change in fair value of earnout liability	(9,823,605)	21,484,850
Loss from change in fair value of convertible note	-	2,039,377
Loss on note conversion	-	158,794
Changes in operating assets and liabilities:
Accounts receivable	(1,555,893)	(55,525)
Prepaid expenses and other	(49,428)	2,010
Other assets	-	1,901
Operating lease liability	(83,750)	(67,211)
Payroll and income tax receivable	-	(2,410)
Accounts payable - trade and accrued expenses	1,429,270	433,415
Deferred revenue	(712,922)	(924,048)
NET CASH USED IN OPERATING ACTIVITIES	(2,097,844)	(1,695,084)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrant exercise, net	59,400	293,249
Repayment of advances from founders	(600,000)	-
Proceeds from stock option exercises	43,201	-

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(497,399)	293,249

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,595,243)	(1,401,835)

Effect from exchange rate on cash	(7,409)	3,239

CASH AND CASH EQUIVALENTS, beginning of period	11,414,830	3,124,413

CASH AND CASH EQUIVALENTS, end of period	$8,812,178	$1,725,817

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Taxes paid	$-	$2,410

Noncash investing and financing
Issuance of common stock for debt conversion	$-	$835,610
Issuance of common stock for earnout shares	$5,282,125	$-
Recognition of operating right-of-use asset	$304,339	$-
Recognition of operating lease liability	$304,339	$-